                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 7, 2002



                              LIBERTY DIGITAL, INC.
             (Exact name of Registrant as specified in its charter)


Delaware                            0-22815               84-1380293
(State or other                     (Commission           (IRS Employer
jurisdiction of                     File Number)          Identification No.)
incorporation)


                         1100 Glendon Avenue, Suite 2000
                              Los Angeles, CA               90025
               (Address of principal executive office)    (Zip Code)

        Registrant's telephone number, including area code (310) 209-3600

Item 5.  Other Events

         Based on preliminary year-end financial information currently known to Liberty Digital, Inc. ("LDIG") relating to Maxide Acquisition, Inc. ("Maxide"), a direct majority-owned subsidiary of LDIG, and subject to the completion of audited financial statements of Maxide, LDIG believes that Maxide may not be in compliance, as of December 31, 2001, with certain financial covenants under Maxide's primary credit facility (the "Credit Facility"). Noncompliance with the financial covenants is an event of default under the Credit Facility. Maxide has initiated discussions with its lenders and is taking steps to obtain a waiver of the noncompliance. If it is determined that an event of default has occurred and the lenders fail to waive it, Maxide's lenders will have the right, but not the obligation, to accelerate the maturity of all amounts then outstanding pursuant to the Credit Facility. As of February 4, 2002, the aggregate principal amount outstanding under the Credit Facility is $120,000,000.

         Pursuant to the requirements of the Securities Exchange Act of 1934, LDIG has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     LIBERTY DIGITAL, INC.

Date: February 7, 2002                               By:  /s/ David B. Koff
                                                        ------------------------
                                                        David B. Koff
                                                        Vice President